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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 13, 2007



                           WRIGHT MEDICAL GROUP, INC.
               (Exact name of registrant as specified in charter)



          Delaware                   000-32883                  13-4088127
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)            Identification No.)



                          5677 Airline Road,
                         Arlington, Tennessee                     38002
               (Address of Principal Executive Offices)        (Zip Code)



       Registrant's telephone number, including area code: (901) 867-9971


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On February 15, 2007, Wright Medical Group, Inc. issued a press release announcing its consolidated financial results for the year ended December 31, 2006. A copy of the press release is furnished as Exhibit 99 to this report.

The attached press release includes the following non-GAAP measures: operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; and effective tax rate, as adjusted.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

For our internal budgeting and resource allocation process, our management uses financial information that does not include: (a) non-cash stock-based compensation expenses, (b) charges related to the termination of a distribution agreement, (c) severance payments associated with management changes, (d) significant litigation charges, (e) certain other income and expense items, (f) the income tax effects of the foregoing, and (g) the resolution of certain foreign income tax matters. We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development activities and how we should allocate resources to both ongoing and prospective business initiatives. We use these measures to help make budgeting and spending decisions, for example, as between product development expenses and research and development, sales and marketing and general and administrative expenses. Additionally, management is evaluated on the basis of these non-GAAP financial measures when determining achievement of their incentive performance compensation targets. Further, these non-GAAP financial measures facilitate management's internal comparisons to both our historical operating results and to our competitors' operating results.

As described above, we exclude the following items from one or more of our non-GAAP measures:

Non-cash stock-based compensation expense. We exclude stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. We believe that it is useful to investors to understand the application of SFAS 123R and its impact on our operational performance, liquidity, and our ability to invest in R&D and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from our non-GAAP results because it is not an expense that requires cash settlement and is not used by management to assess the core profitability of our business operations. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from our non-GAAP results facilitates comparisons to our competitors' operating results.

Charges related to the termination of a distribution agreement. During the fourth quarter of 2005, we recognized charges associated with the early termination of an agreement to distribute certain third party spinal products. These charges are a result of writing down inventories and surgical instruments to their net realizable value. We excluded those charges from our non-GAAP results because these expenses are not reflective of our ongoing operating results, and they are therefore not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.

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Severance payments associated with management changes. During the fourth quarter of 2005, we recognized severance-related expenses associated with management changes in the Company's U.S. and European operations. These changes were the result of, and included, the transition of the Company's chief executive officer. The departure of principal management occurs infrequently. Therefore, we excluded those charges from our non-GAAP results because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.

Significant litigation charges. During the fourth quarter of 2005, we recognized charges related to a European distributor transition and the related legal dispute. Those charges resulted from a legal settlement that was both significant and not part of our on-going business. We excluded those charges from our non-GAAP results because such charges are not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.

Other income and expenses. We have excluded from our non-GAAP results certain other income and expenses that are the result of unplanned events. Included in this category for the year ended December 31, 2006, is a gain on the sale of an investment. Included in this category for the year ended December 31, 2005, is the write-down of a long-lived asset to its fair value. We assess our operating performance excluding those items, as they relate to income and expenses that were unplanned, are unrelated to the ongoing performance of our business and are not expected to recur on a quarterly basis. Therefore, by providing this information, we believe our management and investors are better able to assess the core profitability of our business operations.

Income tax effects of the foregoing. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of net income, as adjusted.

Resolution of foreign income tax matters. We have excluded from our non-GAAP results the resolution of certain foreign income tax matters. These resolutions are not indicative of current or future operations or expenses. We assess our operating performance excluding these items, as they are unrelated to the ongoing performance of our business and are not expected to recur on a quarterly basis. Therefore, by providing this information, we believe our management and investors are better able to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.

We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures, and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.

We further believe that where the adjustments used in calculating net income, as adjusted, and net income, as adjusted, per diluted share are based on specific, identified amounts that impact different line items in the Condensed Consolidated Statements of Operations (including operating income and net income), that it is useful to investors to understand how these specific line items in the Condensed Consolidated Statements of Operations are affected by these adjustments for the following reasons:

                                       2
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Operating income. Excluding non-cash stock-based compensation expense from the calculation of operating income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented.

Net Income. Excluding non-cash stock-based compensation expense from the calculation of net income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding the investment gain from the calculation of net income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.

Effective Tax Rate. Excluding the income tax effect of the non-GAAP, pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and our effective tax rate related to our ongoing operations.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2007, our board of directors elected Lawrence W. Hamilton, SPHR/CCP, to serve as a director. The board of directors has determined that Mr. Hamilton is independent as defined in Nasdaq's listing standards.

Mr. Hamilton, age 49, was most recently Senior Vice President, Human Resources, a corporate officer and member of the Executive Committee at Tech Data Corporation in Clearwater, Florida. Mr. Hamilton joined Tech Data in 1993 as Vice President, Human Resources, and was named Senior Vice President, Human Resources, in 1996. Mr. Hamilton departed Tech Data in June 2006 to complete his doctoral studies. Prior to joining Tech Data in 1993, Mr. Hamilton served in a variety of human resource management positions with Bristol-Myers Squibb Company in Evansville, Indiana; New York, New York; and Largo, Florida, during the period of 1985-1993. Mr. Hamilton holds a bachelor's degree in political science from Fisk University and a master's degree in public administration from the University of Alabama. He has completed the course requirements for the Executive Leadership Doctoral Program (Ed.D.) at George Washington University in June 2002, and is in the dissertation phase of the program. Mr. Hamilton is a certified Senior Professional in Human Resources and recently received the CCP designation (Certified Compensation Professional) from the American Compensation Association. Mr. Hamilton is a director of HomeBanc Corp., a public company.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

     Exhibit
     Number                                    Description
-----------------    -----------------------------------------------------------

       99            Press release issued by Wright Medical Group, Inc. on
                     February 15, 2007.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 15, 2007

                                  WRIGHT MEDICAL GROUP, INC.


                                  By:    /s/ Gary D. Henley
                                     --------------------------------
                                         Gary D. Henley
                                         President and Chief Executive Officer


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                                  EXHIBIT INDEX

     Exhibit
     Number                                    Description
-----------------    -----------------------------------------------------------

       99            Press release issued by Wright Medical Group, Inc. on
                     February 15, 2007.